Exhibit 99.1

INAP Reports First Quarter 2018 Financial Results

•	Reported Revenue of $74.2 Million up 5.9% Sequentially and 2.9% Year-over-Year
•	Top-line grew from the combination of improved sales productivity and inclusion of SingleHop as of March 1, 2018
•	INAP Reorganizes into New Reporting Segments in 2018, INAP US and INAP International
•	INAP US, comprising 77% of Revenue, up 7.2% Sequentially and 2.9% YoY
•	INAP INTL, comprising 23% of Revenue, up 1.9% Sequentially and 2.7% YoY
•
GAAP Net Loss of $(14.1) Million, or GAAP Net Loss Margin of (18.9)% with Adjusted EBITDA of $25.7 Million up 5.3% Sequentially and 19.1% Year-over-Year; Adjusted EBITDA Margin of 34.6% Comparable QoQ and up 470 Basis Points YoY

•	Cash Flow from Operations was $3.5 Million, with Capital Expenditures of $6.4 Million
•	INAP Completed Repricing of Senior Secured Term Loan, Reducing Interest Rate Margin over LIBOR by 125 Basis Points to L+575, Saving over $5 Million in Run-Rate Interest Expense
•	Reaffirming 2018 Outlook for Revenue of $320-$330 Million, Adjusted EBITDA of $105-$115 Million, Capital Expenditures of $40-$45 Million

RESTON, VA - (May 3, 2018) Internap Corporation (NASDAQ: INAP), a leading provider of high-performance data center services, including colocation, cloud and network, today announced financial results for the first quarter of 2018.

“INAP continues to perform by improving operations and focusing on our core strengths in data center services,” stated Peter D. Aquino, President and CEO.  “As we layer on value-added products, such as advanced managed services through our SingleHop acquisition, we expect our customers to benefit by the integrated solution sets we offer them in Tier 1 markets, where addressable market demand for our services allows us to capture additional share. Our new sales team now has momentum that we can build on and expand our product set across our entire platform, providing a path toward a combination of organic and acquisition growth.”

Revenue

First quarter 2018 results include SingleHop operations as of March 1, 2018, and are therefore not comparable to prior periods.

•
Revenue totaled $74.2 million in the first quarter of 2018, an increase of $4.2 million or 5.9% sequentially and 2.9% year over year. The sequential increase was primarily due to the SingleHop acquisition.  Base line revenues remain generally flat sequentially, including the impact of announced planned closures.

In 2018, with the inclusion of SingleHop, INAP moved to a geographic organizational structure to better align global data center assets with management and increase sales efficiency. Beginning with first quarter 2018 reporting, INAP redefined its segment reporting into: INAP US, and INAP INTL.

•
INAP US revenue totaled $57.1 million in the first quarter of 2018, an increase of 7.2% sequentially and 2.9% year over year. The sequential increase was driven by SingleHop, a full quarter of INAP’s new Atlanta Data Center, and the stabilization of US revenue.

•
INAP INTL revenue totaled $17.1 million in the first quarter of 2018, an increase of 1.9% sequentially and 2.7% year over year. The sequential increase was contributed by SingleHop operations in Europe, while the year over year increase is due to both consolidation of INAP Japan, and SingleHop.  Post consolidation at the end of 2017, INAP Japan contributes $2 million per quarter in revenue.

First Quarter 2018 Financial Summary

($ in thousands)	1Q 2018	4Q 2017	1Q 2017	QoQ Growth	YoY Growth

Total Revenue	$74,201	$70,035	$72,133	5.9%	2.9%
Operating Costs and Expenses	$73,322	$64,432	$71,641	13.8%	2.3%
Depreciation and Amortization	$21,077	$17,397	$17,745	21.2%	18.8%
Acquisition Costs	$2,558	$176	$—	—	—
All Other Operating Costs and Expenses	$49,687	$46,859	$53,896	6.0%	(7.8)%

GAAP Net Loss Attributable to INAP Shareholders	$(14,060)	$(6,934)	$(8,230)	(102.8)%	(70.8)%
GAAP Net Loss Margin	(18.9)%	(9.9)%	(11.4)%

Minus Goodwill Impairment and Other Items	$3,701	$1,393	$3,414	165.7%	8.4%
Normalized Net Loss[2]	$(10,359)	$(5,541)	$(4,816)	(87.0)%	(115.1)%

Adjusted EBITDA[1]	$25,665	$24,363	$21,554	5.3%	19.1%
Adjusted EBITDA Margin[1]	34.6%	34.8%	29.9%

Capital Expenditures (CapEx)	$6,359	$12,616	$5,989	(49.6)%	6.2%
Adjusted EBITDA less CapEx[1]	$19,306	$11,747	$15,565	64.3%	24.0%

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

•
GAAP net loss attributable to INAP shareholders was $(14.1) million, or $(0.70) per share in the first quarter of 2018, including $2.6 million of costs associated with acquisition costs, compared with $(6.9) million, or $(0.35) per share in the fourth quarter of 2017, including $0.2 million of costs associated with acquisition costs. GAAP net loss in first quarter 2017 was $(8.2) million.

•	Normalized net loss was $(10.4) million in the first quarter of 2018 compared with $(5.5) million in the fourth quarter of 2017 and $(4.8) million in the first quarter of 2017.

•
Adjusted EBITDA totaled $25.7 million in the first quarter of 2018, an increase of 5.3% compared with $24.4 million in the fourth quarter of 2017, and an increase of 19.1% compared with $21.6 million in the first quarter of 2017. Adjusted EBITDA margin was 34.6% in the first quarter of 2018, down 20 basis points compared to 34.8% in the fourth quarter, and up 470 basis points compared to 29.9% in first quarter 2017. The increases in Adjusted EBITDA were primarily driven by continued focus on cost savings in real estate and network facilities, INAP’s initiative to exit less profitable data center sites, and one month of SingleHop’s financial statements.

•	Business Unit Contribution[3] - INAP US and INAP INTL business unit contribution for the first quarter 2018 is as follows:

INAP US, includes colocation, cloud, and network services. Cloud contains AgileCloud, Managed Hosting and Services.

o
INAP US business unit contribution totaled $26.5 million in the first quarter of 2018, a 15.4% increase compared to the fourth quarter of 2017 and a 32.7% increase from the first quarter of 2017. As a percent of revenue, INAP US business unit contribution margin was 46.5% in the first quarter of 2018 up 330 basis points sequentially and 1,040 basis points year-over-year. The year over year business unit contribution increase reflects continued focus on cost savings in real estate and network facilities, INAP’s initiative to exit less profitable data center sites, and one month of SingleHop’s financials.

INAP INTL, includes colocation, cloud, and network services. Cloud contains AgileCloud, Managed Hosting and Services, iWeb and Ubersmith.

o
INAP INTL business unit contribution totaled $6.0 million in the first quarter of 2018, a 5.2% decline compared with the fourth quarter of 2017 and a 21.9% decrease from the first quarter of 2017.  The primary driver for the decline is due to the inclusion of INAP Japan in the fourth quarter 2017 which has a low contribution margin.

“We are off to a great start to the year, having worked through further operations improvement, the closing of SingleHop acquisition and repricing of our total debt,” says Robert M. Dennerlein, Chief Financial Officer.  “The repricing of our debt at favorable rates creates over $5 million in annual interest savings.  We also realigned our divisions along geographic reporting segments to correspond with our management reorganization to include SingleHop.”

Balance Sheet and Cash Flow Statement

•
Cash and cash equivalents totaled $16.2 million at March 31, 2018. Total debt was $667.2 million, net of discount and prepaid costs, at the end of the quarter, including $233.6 million in capital lease obligations. As previously reported, on April 9, 2018, INAP entered into a Fourth Amendment to Credit Agreement, which amended INAP’s Credit Agreement, dated as of April 6, 2017 to lower the interest rate margin applicable to outstanding term loans by 125 basis points.

•
Cash generated from operations for the three months ended March 31, 2018 was $3.5 million compared to $7.3 million in first quarter 2017, and $13.8 million in fourth quarter of 2017. Capital expenditures over the same periods were $6.4 million, compared to $6.0 million and $12.6 million, respectively. Adjusted EBITDA less CapEx[1] was $19.3 million, compared to $15.6 million in first quarter 2017 and $11.7 million in the fourth quarter of 2017. Free cash flow[4] over the same periods was $(2.8) million, compared to $1.3 million in the first quarter of 2017 and $1.2 million in the fourth quarter of 2017, respectively.  Unlevered free cash flow[4] was $10.2 million for the first quarter of 2017, compared to $8.6 million in first quarter 2017 and $13.0 million in fourth quarter 2017.

Business Outlook

INAP reiterated its outlook for 2018 which, as noted above, includes projected results of acquired SingleHop operations as of February 28, 2018.  Additionally, INAP’s sales momentum is expected to contribute to organic growth, offset by select planned closures of certain data center facilities.

Full-Year 2018 Expected Range
Revenue	$320 million-$330 million
Adjusted EBITDA	$105 million-$115 million
Capital Expenditures	$40 million-$45 million

1
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA.” Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx.”

2
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss to Normalized Net Loss.”

3
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

Conference Call Information:

INAP’s first quarter 2018 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a simultaneous webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations. The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast will be archived in the Investor Relations section of INAP’s website.  An audio-only replay will be accessible from Thursday, May 3, 2018 at 11:30 a.m. ET through Tuesday, May 8, 2018 at 855-859-2056 using replay code 3674167. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ:INAP) is a leading provider of high-performance data center services, including colocation, cloud and network. INAP partners with its customers, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the customer’s unique business requirements. INAP operates in 57 primarily Tier 3 data centers in 21 metropolitan markets and has 98 POPs around the world. INAP has over 1 million gross square feet under lease, with over 500,000 square feet of data center space. For more information, visit www.inap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to sales, improved profitability, margin expansion, operations improvement, cost reductions, participation in strategic transactions, our expectations for 2018 revenue, Adjusted EBITDA, capital expenditures and Adjusted EBITDA less Capex. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance IT infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: our ability to execute on our business strategy to growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of INAP’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; INAP’s ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop; INAP’s ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve IT infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts:
Richard Ramlall	Carolyn Capaccio/Jody Burfening
VP, IR & PR INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)	Three Months Ended March 31,
	2018	2017
Revenues:
INAP US	$57,076	$55,461
INAP INTL	17,125	16,672
Total revenues	74,201	72,133
Operating costs and expenses:
Costs of sales and services, exclusive of depreciation and amortization, shown below:
INAP US	18,435	23,547
INAP INTL	6,602	5,498
Costs of customer support	7,387	7,264
Sales, general and administrative	19,854	16,564
Depreciation and amortization	21,077	17,745
Exit activities, restructuring and impairments	(33)	1,023
Total operating costs and expenses	73,322	71,641
Income from operations	879	492

Non-operating expenses:
Interest expense	15,027	8,137
(Gain) loss on foreign currency, net	(215)	97
Total non-operating expenses	14,812	8,234
Loss before income taxes, non-controlling interest and equity in earnings of equity-method investment	(13,933)	(7,742)
Provision for income taxes	100	518
Equity in earnings of equity-method investment, net of taxes	—	(30)

Net loss	(14,033)	(8,230)
Less net income attributable to non-controlling interest	27	—
Net loss attributable to INAP stockholders	(14,060)	(8,230)

Other comprehensive income:
Foreign currency translation adjustment	61	73
Unrealized gain on foreign currency contracts	—	85
Total other comprehensive income	61	158

Comprehensive loss	$(13,999)	$(8,072)

Basic and diluted net loss per share	$(0.70)	$(0.50)

Weighted average shares outstanding used in computing basic and diluted net loss per share	20,052	16,087

INTERNAP CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$16,159	$14,603
Accounts receivable, net of allowance for doubtful accounts of $1,700, and $1,487, respectively	17,524	17,794
Contract Assets	7,131
Prepaid expenses and other assets	8,690	8,673
Total current assets	49,504	41,070

Property and equipment, net	461,314	458,565
Intangible assets, net	79,185	25,666
Goodwill	118,077	50,209
Non-current contract assets	12,056
Deposits and other assets	$11,784	$11,015
Total assets	$731,920	$586,525
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	21,699	20,388
Accrued liabilities	14,279	15,908
Deferred revenues	5,871	4,861
Capital lease obligations	10,095	11,711
Revolving credit facility	16,000	5,000
Term loan, less discount and prepaid costs of $3,539 and $2,133, respectively	818	867
Exit activities and restructuring liability	3,391	4,152
Other current liabilities	4,197	1,707
Total current liabilities	76,350	64,594

Capital lease obligations	223,549	223,749
Term loan, less discount and prepaid costs of $11,286 and $7,655, respectively	416,766	287,845
Exit activities and restructuring liability	408	664
Deferred rent	1,138	1,310
Deferred tax liability	1,841	1,651
Other long-term liabilities	3,046	7,744
Total liabilities	723,098	587,557

Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000 shares authorized; 21,131 and 20,804 shares outstanding, respectively	21	21
Additional paid-in capital	1,327,985	1,327,084
Treasury stock, at cost, 313 and 293 shares, respectively	(7,429)	(7,159)
Accumulated deficit	(1,313,598)	(1,323,723)
Accumulated items of other comprehensive loss	(1,263)	(1,324)
Total INAP stockholders’ deficit	5,716	(5,101)
Non-controlling interests	3,106	4,069
Total stockholders’ deficit	$8,822	$(1,032)
Total liabilities and stockholders’ deficit	$731,920	$586,525

INTERNAP CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(14,033)	$(8,230)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,077	17,745
Loss on disposal of fixed asset	46	—
Amortization of debt discount and issuance costs	638	715
Stock-based compensation expense, net of capitalized amount	858	598
Equity in earnings of equity-method investment	2	(30)
Provision for doubtful accounts	332	301
Non-cash change in capital lease obligations	(213)	71
Non-cash change in exit activities and restructuring liability	372	980
Non-cash change in deferred rent	(252)	(423)
Deferred taxes	(30)	254
Payment of debt lender fees	(300)	(2,583)
Other, net	—	(96)
Changes in operating assets and liabilities:
Accounts receivable	864	2,096
Prepaid expenses, deposits and other assets	(467)	123
Accounts payable	(636)	(2,247)
Accrued and other liabilities	(2,904)	(180)
Deferred revenues	(138)	(510)
Exit activities and restructuring liability	(1,389)	(1,386)
Asset retirement obligation	(248)	52
Other liabilities	(52)	14
Net cash flows provided by operating activities	3,527	7,264
Cash Flows from Investing Activities:
Purchases of property and equipment	(6,082)	(5,789)
Proceeds from disposal of property and equipment	437	—
Business acquisition, net of cash acquired	(132,143)	—
Acquisition of minority shares	(1,130)	—
Additions to acquired and developed technology	(277)	(200)
Net cash flows used in investing activities	(139,195)	(5,989)
Cash Flows from Financing Activities:
Proceeds from credit agreements	146,000	—
Proceeds from stock issuance	—	40,282
Principal payments on credit agreements	(1,089)	(39,997)
Debt issuance costs	(5,676)	—
Payments on capital lease obligations	(2,027)	(2,491)
Proceeds from exercise of stock options	31	7
Acquisition of common stock for income tax withholdings	(270)	(149)
Other, net	235	(157)
Net cash flows provided by(used in) in financing activities	137,204	(2,505)
Effect of exchange rates on cash and cash equivalents	20	15
Net increase (decrease) in cash and cash equivalents	1,556	(1,215)
Cash and cash equivalents at beginning of period	14,603	10,389
Cash and cash equivalents at end of period	$16,159	$9,174
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,000	$7,336
Non-cash acquisition of property and equipment under capital leases	—	290
Additions to property and equipment included in accounts payable	2,287	1,247

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

●
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

●	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

●
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

●
Normalized net loss is net loss attributable to INAP shareholders plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement and debt extinguishment and modification expenses.

●	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

●	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

●	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss attributable to INAP Shareholders to Adjusted EBITDA for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Total Revenue	$74,201	100.0%	$70,035	100.0%	$72,133	100.0%

Net Loss (GAAP) attributable to INAP Shareholders	(14,060)	(18.9)%	(6,934)	(9.9)%	(8,230)	(11.4)%
Add:
Non-GAAP revenue	40	0.1%	—	0.0%	—	0.0%
Depreciation and amortization	21,077	28.4%	17,397	24.8%	17,745	24.6%
Interest expense	15,027	20.3%	12,895	18.4%	8,137	11.3%
Provision (benefit) for income taxes	100	0.1%	(436)	(0.6)%	518	0.7%
Other (income) expense	(215)	(0.3)%	40	0.1%	67	0.1%
Loss (gain) on disposal of property and equipment, net	46	0.1%	8	0.0%	(97)	(0.1)%
Exit activities, restructuring and impairments	(33)	0.0%	(148)	(0.2)%	1,023	1.4%
Stock-based compensation	858	1.2%	979	1.4%	598	0.8%
Non-income tax contingency	—	0.0%	—	0.0%	1,500	2.1%
Strategic alternatives and related costs	27	0.0%	38	0.1%	6	0.0%
Organizational realignment costs	240	0.3%	346	0.5%	287	0.4%
Acquisition costs	2,558	3.4%	176	0.3%	—	0.0%
Adjusted EBITDA (non-GAAP)	$25,665	34.6%	$24,363	34.8%	$21,554	29.9%

A reconciliation of forward-looking Adjusted EBITDA for full-year 2018 is as follows (in millions, unaudited):

	2018 Full-Year Guidance
	Low		High
	Amount	Percent	Amount	Percent
Total Revenue	$320	100.0%	$330	100.0%
Net Loss (GAAP)	$(48)	(15.0)%	$(38)	(11.5)%
Add:
Depreciation and amortization	70	21.9%	70	21.2%
Interest expense	59	18.4%	59	17.9%
Provision for income taxes	1	0.3%	1	0.3%
Exit activities, restructuring and impairments	11	3.4%	11	3.3%
Stock-based compensation	12	3.8%	12	3.6%
Non-income tax contingency	1	0.3%	1	0.3%
Adjusted EBITDA (non-GAAP)	$105	32.8%	$115	34.8%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO
ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx:	March 31, 2018	December 31, 2017	March 31, 2017

Net Cash Flow provided by operating activities:	$3,527	$13,808	$7,264

Add :
Cash paid for interest	13,000	11,793	7,336
Cash paid for income taxes	108	176	—
Cash paid for exit activities and restructuring	1,389	1,450	1,086
Cash paid for strategic alternatives and related costs	27	373	189
Cash paid for organizational realignment costs	240	282	267
Cash paid for acquisition costs	2,558	176	—
Other working capital changes	4,816	(3,695)	5,412
Adjusted EBITDA (non-GAAP)	$25,665	$24,363	$21,554

Less:
Capital Expenditures (CapEx)	$6,359	$12,616	$5,989
Adjusted EBITDA less CapEx	$19,306	$11,747	$15,565

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO NORMALIZED NET LOSS TO INAP SHAREHOLDERS

Reconciliations of net loss attributable to INAP Shareholders, the most directly comparable GAAP measure, to normalized net loss attributable to INAP Shareholders (in thousands, unaudited):

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net loss (GAAP) attributable to INAP Shareholders	(14,060)	(6,934)	(8,230)
Non GAAP revenue	40	—	—
Exit activities, restructuring and impairments	(33)	(148)	1,023
Stock-based compensation	858	979	598
Strategic alternatives, realignment, and related costs	267	385	293
Acquisition costs	2,558	176	—
Non-Income Tax Contingency	—	—	1,500
Normalized net loss (non-GAAP)	(10,370)	(5,541)	(4,816)

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenues:
INAP US	$57,076	$53,226	$55,461
INAP INTL	17,125	16,809	16,672
Total	74,201	70,035	72,133
Direct costs of sales and services, customer support and sales and marketing:
INAP US	30,537	30,230	35,457
INAP INTL	11,133	10,490	9,002
Total	41,670	40,720	44,459
Business Unit Contribution:
INAP US	26,539	22,997	20,004
INAP INTL	5,992	6,319	7,670
Total	$32,531	$29,316	$27,674
Business Unit Contribution Margin:
INAP US	46.5%	43.2%	36.1%
INAP INTL	35.0%	37.6%	46.0%
Total	43.8%	41.9%	38.4%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands, unaudited):

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net cash flows provided by operating activities	$3,527	$13,808	$7,264
Capital expenditures:
Maintenance capital	(1,796)	(4,057)	(790)
Growth capital	(4,564)	(8,559)	(5,199)
Free cash flow (non-GAAP)	(2,833)	1,192	1,275

Cash interest expense	13,000	11,794	7,336
Unlevered free cash flow (non-GAAP)	$10,167	$12,986	$8,611

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of March 31, 2018:

Market	Gross Square Feet (SF)[1]	Supporting Infrustructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF4	Occupied SF	Occupied SF %
Atlanta	212,898	64,248	75,344	73,306	49,462	33,076	67%
Los Angeles	124,651	11,323	17,475	95,853	25,055	15,650	62%
Dallas[5]	112,700	23,763	21,023	67,914	30,972	17,262	56%
New York/New Jersey	116,503	16,405	28,468	71,630	48,940	27,166	56%
Boston	116,699	47,779	11,587	57,333	51,608	18,321	36%
Seattle	100,597	31,326	21,552	47,719	38,719	23,055	60%
Montreal	90,065	29,572	32,933	27,560	24,090	23,890	99%
Santa Clara/San Jose	88,882	23,852	23,667	41,363	41,038	21,393	52%
Houston	43,913	7,925	15,599	20,389	20,389	9,416	46%
Phoenix	23,542	—	1,892	21,668	17,601	17,391	99%
Chicago	14,027	1,551	—	12,476	12,076	9,811	81%
Other[6]	22,993	—	981	21,994	20,045	15,962	80%
Total	1,067,470	257,744	250,521	559,206	379,996	232,393	61%

(1)  Represents total SF subject to our lease.
(2)  Represents total SF for mechanical and utility rooms.
(3)  Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)  Represents data center footprint SF less unbuilt SF.
(5)  10,000 SF of raised floor completed late Q1’18.
(6)  Represents Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo, and Osaka.